United States
Securities and Exchange Commission
Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2006

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-31578	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 1.01  Entry into a Material Definitive Agreement.

        On November 13, 2006, MTS Medication Technologies, Inc. (the “Company”) entered into a Redemption Agreement (the “Agreement”) with Eureka I, L.P. (“Eureka”) to redeem 2,000 shares of the Company’s convertible preferred stock held by Eureka. Pursuant to the Agreement, the Company will pay to Eureka approximately $6.5 million to fully redeem all of the outstanding shares of the Company’s convertible preferred stock held by Eureka and completely satisfy all of the Company’s obligations under the convertible preferred stock agreement that the two parties entered into in June 2002.

        The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006.

Item 8.01  Other Events.

        On November 13, 2006, the Company issued a press release announcing the Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item  9.01    Financial Statements and Exhibits

                       (d)     Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release of MTS Medication Technologies, Inc., dated November 13, 2006

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: November 13, 2006	By:	/s/ Michael P. Conroy
Michael P. Conroy
Vice President and Chief Financial Officer